AMENDMENT #3 TO THE THIRD RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT


February 11, 2005


JACO ELECTRONICS, INC. ("Jaco")
145 Oser Avenue
Hauppauge, NY  11778

NEXUS CUSTOM ELECTRONICS, INC. ("Nexus")
Prospect Street
Brandon, VT.

INTERFACE ELECTRONICS, INC. ("Interface")
124 Grove Street
Franklin, MA 02028

Gentlemen:

      Reference is made to the Third Restated and Amended Loan and Security Agreement in effect between GMAC Commercial Finance LLC, as successor by merger to GMAC Commercial Credit LLC, which was the successor in interest to BNY Financial Corporation ("GMAC CF"), as Agent and Lender, and PNC Bank, National Association ("PNC") as Lender and Co-Agent, Jaco, Nexus, Interface and Jaco de Mexico, Inc., dated December 22, 2003 ( as restated, supplemented, extended, renewed, amended and otherwise modified from time to time, the "Agreement"). Reference is also made to Amendment #1 to the Agreement, dated September 20, 2004, and to Amendment # 2 to the Agreement, dated November 23, 2004 (together, the "Amendments"). Both GMAC CF and PNC may hereafter be referred to jointly as the "Lenders", and individually, as a "Lender" and GMAC CF may also be herein referred to as "Agent" when acting in such capacity, as the case may be, and PNC may also herein be referred as "Co-Agent" when acting in such capacity, as the case may be. Each capitalized term herein not otherwise defined herein shall have the meanings ascribed to such term in the Agreement. Jaco, Nexus and Interface may hereinafter and in the Agreement, be referred to jointly and severally as "Borrowers", and each individually as a "Borrower".

               It is hereby agreed, among the parties to the Agreement, that the Agreement, as heretofore amended, is hereby further amended as follows, effective as of the date hereof:

              1.Definitions. (a) Section 1.2 of the Agreement (General Terms) is hereby amended by the addition thereto of the following defined terms:

                  "Initial Sales Projection" shall mean, with respect to any given week, the sales projected for such week in the first Weekly Forecast, as defined below, in which sales projections for such week appear.

                   "Market Value" shall mean, with respect to any Marketable Security, as of any given day, the closing price therefor on the immediately preceding Business Day published in the Wall Street Journal or any other publicly available reliable quotation source (such as Yahoo Finance)."

                   "Marketable Securities" shall mean publicly traded securities, solely to the extent and for so long as (i) such securities are wholly owned beneficially by Jaco, (ii) such securities may be transferred or otherwise disposed of by Agent in accordance with the terms hereof without restriction, (iii) current prices for such securities are published on each Business Day in the Wall Street Journal or in any other publicly available and reliable quotation service such as Yahoo Finance, and (iv) such securities are subject to a Control Agreement, satisfactory in form and substance to Agent (or other document satisfactory to Agent in its sole discretion), granting to Agent, until all of the Obligations are paid or otherwise satisfied in full, control over the transfer and disposition thereof."

                    "Marketable Securities Availability" shall mean Revolving Advances against Marketable Securities which Lenders may, from time to time during the term of this Agreement, make available to Borrowers, in an amount up to seventy-five percent (75%) of the Market Value of the Marketable Securities."

                     " LCD Inventory" shall mean Jaco Eligible Inventory consisting of LCD Panels that are (i) the subject of, and are saleable pursuant to, that certain Contract No.4600000002, dated July 9, 2004, with the Specified Customer., as in effect on the date hereof, and (ii) sold prior to June 30, 2005, it being understood that, anything in the Agreement to the contrary notwithstanding, any of the LCD Panels referred to in clause (i) above that remain in inventory after June 30, 2005 shall not be deemed Eligible Inventory."

                    "Specified Customer" shall mean the Customer specified by separate letter agreement.

                           (b) The definition of the term "Contract Rate" is
hereby amended to read in its
entirety as follows:

                    "Contract Rate" shall mean, as applicable, with respect to Revolving Advances, an Interest Rate per annum equal to:

          (A) the Base Rate, plus (x) until July 1, 2005, one and one-quarter (1.25%) percent, and (y) from and after July1, 2005, (i) if the Fixed Charge Coverage Ratio for the two consecutive full fiscal quarters immediately preceding the date of calculation was equal to or greater than
     1.1 to 1.0, three-quarters of one (0.75%) percent, or (ii) if the Fixed Charge Coverage Ratio for the two consecutive full fiscal quarters immediately preceding the date of calculation was less than 1.1 to 1.0, one and one-quarter (1.25%) percent ;or

          (B) the Eurodollar Rate, plus (x) until July1,2005, three and three-quarters (3.75%) percent, and (y) from and after July1,2005, (i) if the Fixed Charge Coverage Ratio for the two consecutive full fiscal quarters immediately preceding the date of calculation was equal to or greater than 1.1 to 1.0, three and one-quarter (3.25%) percent, or (ii) if the Fixed Charge Coverage Ratio for the two consecutive full fiscal quarters immediately preceding the date of calculation was less than 1.1 to 1.0, three and three-quarters (3.75%) percent."


          (c) Subparagraph (f) and subparagraph (g) of the definition of the term "Eligible Receivables" are each amended to read in their entirety, respectively, as follows:

                                    "(f) the sale is to a Customer outside the
     continental United States of
     America, unless the sale is on letter of credit, guaranty, acceptance terms or is covered by credit insurance, in each case acceptable to Agent in its Reasonable Discretion; provided, however, that until March 13, 2005, Receivables of a foreign Customer to be identified by separate letter agreement, of an aggregate maximum of $5,000,000, shall not be disqualified as Eligible Receivables solely by virtue of this subparagraph (f) if, and solely for so long as (but not beyond March 13, 2005), such Receivables remain covered by credit insurance issued by Continental Casualty Company of not less than $3,000,000 and satisfactory to Agent in the exercise of its Reasonable Discretion;

                                     (g) the sale to the Customer is on a
     bill-and-hold, guaranteed sale,
     sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper; provided, however, that if Jaco delivers to Agent a letter in the form of Exhibit I hereto, duly executed by Jaco and the Specified Customer, with respect to Receivables, of an aggregate maximum of $2,212,000, arising from the sale of LCD Inventory, such Receivables as are the subject of such letter shall not be disqualified as Eligible Receivables solely by virtue of this subparagraph
     (g);"

                            (d) "Inventory Availability is hereby amended to
read in its entirety as follows:

     "Inventory Availability" shall mean the Revolving Advances against Eligible Inventory which Lenders may from time to time during the Term make available to Borrowers, in an amount up to the least of (a) $17,000,000 (the "Inventory Sublimit") or (b) the sum of (i) 31% of Jaco Eligible Inventory other than LCD Inventory, plus, (ii) until June 30, 2005, 47.5% of LCD Inventory ( but after June 30, 2005, 0% ) (clauses (i) and (ii) collectively, the "Jaco Inventory Advance Rate"), or (c) eighty-five (85%) percent of the net orderly liquidation value of such Jaco Eligible Inventory (calculated as of the date of any calculation), (the Jaco Inventory Advance Rate, as subject to the limitation percentage described in (c) above, shall be referred to herein as the "Inventory Advance Rate"). Such Inventory Advance Rate shall be calculated on the cost of such Eligible Inventory, on a first-in, first-out basis."

            2. Formula Amount Section 2.1 of the Agreement (Revolving Advances) is hereby amended by the deletion of clause (y) in its entirety from Section 2.1
(a) and the substitution of the following therefor:

                          "(y)      an amount equal to the sum of: (i)
                                    Receivables Availability, plus (ii)
                                    Inventory Availability, plus (iii)
                                    Marketable Securities Availability, minus
                                    (iv) the amount of any outstanding Letters of Credit, minus (v) Reserves."

            3. Financial Covenants Sections 6.9 of the Agreement (Financial Covenants), Section 6.10 of the Agreement (Minimum Net Worth) and Section 6.12 of the Agreement (Permanent Undrawn Availability) are each hereby amended in their entirety to read as follows:

                           "6.9     Financial Covenants.

     (a) EBITDA. Maintain EBITDA for the Loan Parties on a Consolidated Basis as of the end of each fiscal quarter set forth below for the respective fiscal periods set forth below ending on the last day of such fiscal quarter in an amount not less than the amount set forth below:

                  Quarter Ended              Minimum EBITDA
                  -------------              --------------
                  December 31, 2004             $(1,450,000)
                  March 31, 2005                  $260,000
                  June 30, 2005                   $830,000
                  September 30, 2005            $1,000,000

     (b) Fixed Charge Coverage Ratio. Maintain, as of the end of the quarter ended December 31, 2005, and as of the end of each fiscal quarter thereafter, on a four-quarter rolling basis for the previous four quarters, a Fixed Charge Coverage Ratio for the Loan Parties on a Consolidated Basis of not less than 1.1 to 1.0.

     (c) Minimum Sales. Maintain bona fide sales of Inventory in the ordinary course of business by the Loan Parties in the aggregate (exclusive of inter-Borrower sales or sales to any other direct or indirect Affiliate of a Loan Party), for each four-week period on a weekly rolling basis for the previous four calendar weeks, commencing with the four calendar weeks ended January 28, 2005, of not less than eighty- five percent (85%) of the aggregate Initial Sales Projections for such four weeks."

                      "6.10    Minimum Net Worth.

         Maintain at all times a minimum Net Worth of at least $44,475,000, to be (x) increased as of the end of each fiscal year by sixty-five (65%) percent of such fiscal year's year-end net profit, if any, and (y) reduced by the amount of (i) any charge for impairment of goodwill, and (ii) any write-off of the note executed by the buyer of Nexus' assets for the benefit of Jaco (during the fiscal year of any such write-off) ."

                      "6.12    Permanent Undrawn Availability.

         Maintain at all times (for all Loan Parties) an aggregate Undrawn Availability of not less than $1,500,000."

                4. Capital Expenditures. Section 7.6 of the Agreement (Capital Expenditures) is hereby amended to read in its entirety as follows:

                        "7.6. Capital Expenditures.

                              "Contract for, purchase or make any net Capital
Expenditures in an amount exceeding
     (i) $1,150,000, for the fiscal year ending June 30, 2005, and (ii) $500,000, for each fiscal year thereafter."

                5. Accounts and Inventory Reports. The first sentence of Paragraph (b) of Section 9.2 of the Agreement (Schedules) is hereby amended to read in its entirety as follows:

                              "Deliver to Agent:
                               (1) on or before the twentieth (20th) day of each
                            month as and for the prior month, (i) accounts receivable agings, accompanied by a reconciliation of such agings with the accounts receivable information contained in the Borrowing Base Certificate most recently delivered to Agent and with the general ledgers of the Loan Parties, respectively, and (ii) accounts payable agings;
                                (2) on each Monday for the prior week, Inventory
                            reports, with the last Inventory report delivered in each calendar month accompanied by a reconciliation of the information contained therein with the perpetual inventories of the Loan Parties, respectively;
                                (3) on each Monday, a reconciliation of the
                            Receivables from Customers outside the continental United States ("Foreign Receivables") reported in the Borrowing Base Certificate most recently delivered to Agent, and the amount of credit insurance coverage in effect on such date with respect to each of such Foreign Receivables;
                                (4) on each Monday, a rolling cash flow forecast
                            for the following thirteen (13) weeks in the form attached hereto as Schedule 9.2(b) (each such cash flow forecast, a " Weekly Forecast"); and
                                 (5) on each Monday, a reconciliation of actual
                            sales for the prior rolling four-week period with the Initial Sales Projections for such four-week period. "

                      6. Expenses. Paragraph (c) of Section 16.10 of the Agreement (Expenses) is hereby amended by the addition thereto of the following:

          "...including, without limitation, in connection with the engagement by Lenders of a financial consultant, selected by Lenders in the exercise of their sole discretion, to verify and confirm the cash flow projections of the Loan Parties and to provide such additional financial consulting services concerning the Loan Parties as Lenders may from time to time request (it being further agreed by the Loan Parties that any such financial consultant shall, as a representative of the Lenders, have the same rights of access, audit and inspection as are enjoyed by the Lenders pursuant to Section 4.10 hereof and shall be provided with full access to the accounts, books and records of the Loan Parties no later than February 15, 2005)";

                 7. Ratifications. (a) By their signatures below, Jaco, Nexus and Interface hereby ratify the Agreement ( as hereby amended) and agree to be jointly and severally liable for all Obligations under the Agreement and agree that all of the outstanding amounts of the Loans under the Agreement, as of the dated hereof, shall be valid and binding Obligations of each of them, and shall be deemed Obligations outstanding under the Agreement, and hereby agree and promise to repay to the Agent, for the benefit of the Lenders, such Obligations (including but not limited to all applicable interest) in accordance with the terms of the Agreement, but in no event, later than the Termination Date.

     (b) By their signatures below, Jaco, Nexus and Interface hereby ratify and affirm to the Agent and the Lenders that as of the date hereof, they are in full compliance with all covenants under the Agreement (except as waived above), and certify (i) that all representations and warranties of the Agreement are true and accurate as of the date hereof, with the same effect as if they had been made as of the date hereof, (ii) no Default or Event of Default has occurred and is continuing, or would result from the execution, delivery and performance by Borrowers of this Amendment or the Agreement (as amended by this Amendment), except as specifically waived herein; (iii) each Borrower has full power, right and legal authority to execute, deliver and perform its obligations under this Amendment; (iv) each Borrower has taken all action necessary to authorize the execution and delivery of, and the performance of its obligations under this Amendment; and (v) this Amendment constitutes a legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, and does not constitute a breach of any other agreement or understanding to which such Borrower is a party or by which its property is bound.

              8 Continuing Effect. Except as herein specifically amended, the Agreement shall remain in full force and effect in accordance with its original terms, except as previously amended.

              9. Amendment Fee. In consideration of the Lenders' consent to the foregoing, the Loan parties agree to pay to the Agent for the ratable benefit of the Lenders, concurrently with their execution hereof, a fee in the amount of $50,000. The Loan Parties hereby authorize the Lenders to automatically charge to Borrowers' account the amount of such fee.

         If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

                                         Very truly yours,

                                         GMAC COMMERCIAL FINANCE LLC
                                         (as Agent and Lender)

                                         By: /s/ Daniel Murray
                                             ---------------------
                                        Title: 1st VP

                            [Signatures Continued on Next Page]


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                                     [Signatures Continued From Previous Page]



                                     PNC BANK, NATIONAL ASSOCIATION
                                     (as Lender)

                                     By: /s/ Wing Louie
                                        --------------
                                    Title: VP



AGREED AND ACCEPTED:

JACO ELECTRONICS, INC.

By:/s/ Jeffrey D, Gash
     ----------------------
Title: VP Finance

NEXUS CUSTOM ELECTRONICS, INC.

By:/s/ Jeffrey D, Gash
     ----------------------
Title: VP Finance

INTERFACE ELECTRONICS, INC.

By:/s/ Jeffrey D, Gash
     ----------------------
Title: VP Finance